Exhibit 10.15

Daqing City Commercial Bank
DQCB215.10
Uniform Version for Loan

Contract on Deferred Payment

Contract Serial No.: 2008 Commercial Business Deferment No. 014

Name of the Contract holder:

Daqing City Commercial Bank

Instruction Manual for the Contract on Deferred Payment of Renminbi Fund Loan

(1) Scope of application: this Contract is a contract on deferred payment of loan concluded, when the Borrower fails to pay the loan principal and interest within the loan term agreed in the Contract on Loan and upon its deferment being agreed by the Lender, by the Borrower and the Lender, the Guarantors.

(2) The “Guarantors” herein shall include surety, mortgagor and pledgor.

(3) The “Balance of the loan” in Article 1 means the balance of mature loan.

(4) The blank set in Article 2 is to be filled in by both Party A and Party B upon agreement according to provisions of policies.

(5) Other matters considered necessary by the parties but not touched upon in this Contract shall be filled in Article 5 upon mutual agreement by the parties.

(6) Article 6 herein is provision about signatories and effective date of the Contract, this Contract takes effect only after being signed by authorized representative of Party A, Party B and Party C or by agent empowered by the authorized representative and affixed with common seals. The authorized representative means legal representative of an incorporated enterprise or person chiefly in charge of other economic without corporate capacity or agent authorized by them.

Daqing City Commercial Bank

Contract on Deferred Payment of Renminbi Fund Loan

The Borrower Heilongjiang TYALS Co., Ltd. (hereinafter referred to as Party A) is unable to repay the loan under Contract on Loan 2007 Commercial Business Borrowing No.026 because of financial strain, and needs to apply to the Lender (hereinafter referred to as Party B) for extension of the loan term. Party B upon examination agrees to deferred payment by Party A, the guarantor (hereinafter referred to as Party C) agrees to continue providing security for Party A. Party A, Party B and Party C concludes this Contract on Deferred Payment of Loan upon mutual agreement.

Article 1 Party A borrowed RMB (currency) fund loan (in letter) ten million yuan only from Party B in accordance with Contract on Loan of Renminbi Fund Loan of Daqing City Commercial Bank 2007 Commercial Business Borrowing No.026, of which (written) ten million yuan only shall mature on June 14, 2008. By June 13, 2008, the balance of the above loan (written) ten million yuan only is deferred to be paid on January 13, 2009. The specific plan for repayment is as following:

Date	Amount
January 13, 2009	RMB ten million yuan only
Date:
Date:
Date:

Article 2 The sources of funds for repayment of the loan principal and interest by Party A are as following:

1.  operating income

2.  other income

3.

4.

Article 3 The interest rate of the deferred loan shall from the date of deferment implement an 8.19 monthly interest rate according to the actual loan term.

Article 4 The rights, obligations of Party A, Party B and Party C and relevant issues after deferment shall still implement the terms and conditions of the Contract 2007 Commercial Business Loan No.026 and Security Agreement 2007 Commercial Business Security No.026.

Article 5 Other items agreed by the parties:

Article 6 This Contract takes effect after being signed by authorized representative of Party A, Party B and Party C or by agent empowered by the authorized representative and affixed with unit common seals. This Contract shall automatically become invalid until the loan hereunder is fully paid off.

Article 7 This Contract is made in triplicate, Party A, Party B and Party C shall each hold one copy.

Party A: common seal

Heilongjiang TYALS Co., Ltd.

Legal Representative:

(or authorized agent)

Party B: common seal

Daqing City Commercial Bank Corporation Limited—Seal Exclusive for Loan Contract

Legal Representative:

(or authorized agent)

Party A: common seal

Daqing Industrial and Commercial Guarantee Co., Ltd

Legal Representative:

(or authorized agent)

Appendix Two:

Contract on Loan by Mandate

Contract Serial No.:2010 Qing Mandate Loan No.1

This Contract is concluded by the following three parties on April 26, 2010:

Principal:

Name: Daqing Industrial and Commercial Guarantee Co., Ltd

Legal Representative: Liu Xueli

Address: H-0 Zhengxi Street, Dongfeng New Village, Salto District, Daqing City

Postal Code: 163311

Liaison: Du Yuhui                 Tel: 6621620

Trustee:

Name: Industrial and Commercial Bank of China Limited Daqing Branch

Legal Representative: Jiao Bin

Address: ICBC Building, No.37 Dongfeng Road, Salto District, Daqing City

Liaison: Liang Yan               Tel: 4626889

Borrower:

Name: Heilongjiang TYALS Co., Ltd.

Legal Representative: Wang Yuhu

Address: No.1 Yangguang Street, High-Tech Industrial Development Zone, Daqing City

Postal Code: 163316

Liaison: Chen Xuerui          Tel: 13304598411

In accordance with the Agency Agreement (serial No.:2010 Qing Entrust No.001), and upon request of the Borrower, the Trustee agrees to the entrustment of the Principal and grant such entrusted loan. The following agreement is concluded by the Principal, the Trustee and the Borrower upon friendly consultation and for their mutual observance.

Chapter One Entrusted Loan Amount, Interest Rate, Term and Others

Article 1 Loan currency and amount. This currency of this entrusted loan is Renminbi, the amount is (Written) ten million yuan (Arabic) 10,000,000.00 yuan (where the written form is inconsistent with the Arabic, the written form shall prevail, the same below). This loan is an entrusted loan.

Article 2 Loan interest rate and methods of interest computation (please choose one method of interest settlement and cross off the ones not chosen). The annual interest rate of this entrusted loan is 8.903%. Interest shall accrue daily, and be settled monthly√/quarterly/annually, the interest settlement date shall be the 20th day of each month√ or the 20th day of the last month of each quarter/year. In respect of the loan interest payable but not paid, the Trustee shall charge/ shall not charge compound interest.

Article 3 Term of the loan. The term of this entrusted loan is 12 months, from April 26, 2010 to April 25, 2011. Where the Borrower prepays upon consent of the Principal, then the interest shall be accrued according to the actual days of loan and the amount of loan.

Article 4 Purpose of the loan. The intended use of the entrusted loan herein is working capital for production.

Article 5 Plan of loan use. The loan is to be drawn by installments.

Article 6 Repayment of the loan. The loan repayment plan and repayment method of the Borrower shall be agreed as follows: the loan principal is to be repaid in single payment. The Borrower shall remit the loan principal and interest to the account designated by the Principal.

Article 7 Security for the loan. The Principal determines the following security for this entrusted loan: 1. Heilongjiang TYALS Co., Ltd., the methods of guaranty are mortgage and pledge. 2. Tongliao Tongyu Aluminum Industry Joint-stock Co., Ltd. 3. the guaranty of suretyship provided by Wang Yuhu the legal representative of Heilongjiang TYALS Co., Ltd. The Security Agreement is attached separately.

Article 8 Extension of the loan. Upon mutual agreement between the Principal and the Borrower, the Principal, the Borrower and the Trustee shall conclude an Agreement on Extension of Entrusted Loan within 10 days before the maturity date of the loan.

Chapter Two Responsibilities and Obligations of the Principal

Article 9 The Principal shall deposit enough funds to the trusted fund account of the trustee, and request the Principal to transfer the trusted loan to the account of the Borrower.

Article 10 The Principal supervises by itself / delegates the Trustee to supervise (please cross off the one not chosen) the use of the entrusted loan by the Borrower. The Principal delegates supervising of the following issues (mark the applicable with√, and mark the inapplicable with×):

□to supervise whether the use of the loan by the Borrower conforms to the intended use provided herein;

□to supervise implementation of the project;

□to assist and supervise the business management of the Borrower;

□to assist by safekeeping the mortgages under this Contract (Mortgage Contract of serial No.                         )

□to assist by safekeeping the pledged property and document of title (Pledge Contract of serial No.                     )

Article 11 Where the Principal agrees the Borrower to prepay the loan, shall give written notice to the Trustee of dealing with formalities of prepayment for the Borrower.

Article 12 The Principal requests to transfer the recalled loan principal and interest to the following account:

Enterprise Name: Daqing Industrial and Commercial Guarantee Co., Ltd

Bank of deposit: ICBC Daqing Branch Tongda Sub-branch

Account No.: 0905063809200009967

Article 13 Where the Borrower fails to repay loan principal and interest, the Principal is entitled to request the Trustee to deduct directly from the account of the Borrower.

Article 14 Where there is guaranty for this entrusted loan, the Principal shall by itself examine the suretyship ability of the surety, the title and value of the mortgaged (pledged) property and the feasibility of realizing the mortgage (pledge). The Trustee bears no obligation to examine.

As for extended loan that is secured, the Principal shall acquire the prior consent from the guarantors and gives the Trustee 10 days notice in written form to renew the Contract on Security for Extended Loan.

The expenses occurred during dealing with relevant security issues shall be assumed by the Principal.

Article 15 When the business of the Borrower goes bad, and when there occurs unusual circumstance which may put the entrusted loan funds at risk, the Principal is entitled to request the Trustee to assist in calling back the entrusted loan funds.

Article 16 The Principal is entitled to directly collect the entrusted loan principal and interest from the Borrower or institute a proceeding by means of law.

Chapter 3 Responsibilities and Obligations of the Trustee

Article 17 In accordance with the Notice on Entrusted Loan issued by the Principal, the Trustee shall examine the content of such notice and the loan contract, and deal with formalities of granting loan after confirming that all the entrusted funds has been deposited.

Article 18 The Trustee shall timely transfer the loan principal and interest funds repaid by the Borrower to the account of the Principal as required by the Principal, and note in the fund transfer certificate the usage of the entrusted loan principal and the interest paid.

Article 19 During the effect period of this Contract, if the Borrower fails to repay loan principal and interest because of faulty operation and management or damage and loss of the mortgaged property and other reasons, or the Borrower conducts unlawful business, the Trustee may terminate this Contract in advance as requested by the Principal, and may directly deduct loan principal and interest from accounts of the Borrower.

Article 20 The Trustee shall timely in written form collect from the Borrower the loan principal not repaid and interest not paid on time, where the Borrower actually lacks the ability to repay the loan, during the term of security, the Trustee shall timely in written form collect from the guarantors, and report to the Principal about the circumstances of collecting from the Borrower and the guarantors.

Article 21 Where the Trustee and the Borrower are in different places, the Trustee may re-delegate part of the entrusted loan business to a business office of Industrial and Commercial Bank of China where the Borrower is situated. The Trustee shall be responsible for the acts of the re-delegated business office.

Article 22 Where the Trustee is authorized by the Principal to supervise the use of loan, the measures of supervising are as follows:

Article 23 Where the entrusted loan herein is secured, as notified by the Principal in written form, the Trustee shall conclude relevant security agreement with the guarantors designated by the Principal, and deal with necessary notarization and registration formalities. The trustee is entitled to request the Principal to pay the expenses occurred during dealing with security.

Chapter Four Responsibilities and Obligations of the Borrower

Article 24 The Borrower shall open a basic account or a general depository account with business office of the Trustee to be used for deal with borrowing, repayment, interest payment and other issues.

Article 25 Before the Borrower uses the loan, the Borrower shall present the Trustee with receipt of the loan in one time or by several times as agreed in the plan of loan use.

Article 26 The Borrower shall use such entrusted loan according to the intended use as agreed herein, no misappropriation or diversion are allowed.

Article 27 The Borrower shall deposit enough money to the account opened with the Trustee for the interest payable and principal in that term before the interest settlement date or date of principal repayment as agreed herein, and pay the loan principal and interest according to agreed term and interest rate.

Article 28 During the term hereof, the Borrower shall accept the examination and supervising by the Principal or the Trustee for the circumstances of loan use. The Borrower shall timely provide the Principal and the Trustee with relevant financial statements and other materials requested by the Principal and the Trustee.

Article 29 During the term of this Contract, if any major investment, transformation in line with stock system, contracting, lease, joint management, merger (acquisition), separation, joint venture (cooperation) with foreign capital, paid transfer of property or filing for dissolution or other issues occurs to the Borrower, the Borrower shall give written notice to the Principal and the Trustee 60 days in advance.

Article 30 Where the Borrower wants to prepay the loan, it shall submit a written application to the Principal/the Trustee 30 days before intended prepayment of the loan, and gain the written consent from the Principal.

Article 31 Where the Borrower requests for extension of the loan, it shall submit a written application to the Principal 30 days before expiration of the loan, and gain written consent from the Principal.

Article 32 The Borrower accepts the legal status of the office assigned by the Trustee as agent, and agrees to perform all of its obligations to the office assigned by the Principal.

Chapter 5 Liabilities for Breach of Contract

Article 33 If the Borrower fails to use the loan as agreed herein, the Trustee is entitled to, in accordance with the written direction of the Principal and on the basis of the loan interest rate herein, daily charge a 0.3‰ default interest according to the amount and the term of default.

Article 34 Where the Borrower fails to repay the loan principal and interest on time, the Trustee is entitled to, in accordance with the written direction of the Principal and on basis of the loan interest rate herein, daily charge a 0.15‰ default interest according to the amount and the term of default.

Article 35 Where the Trustee fails to grant loan according to the time and amount agreed herein, the Principal is entitled to daily charge a        ‰ liquidated damage according to the amount and the term of default.

Article 36 During the term of this Contract, if any of the following circumstances occurs to the Borrower, which shall be deemed to be breach of contract by the Borrower, and the Trustee is entitled to, in accordance with the written direction of the Principal, stop granting loan, recall the loan in advance or directly deduct loan principal and interest from the account of the Borrower, and without need to give prior notice to the Borrower:

a)	fails to repay loan principal and interest as agreed herein;
b)	fails to use the loan according to the intended use agreed herein;
c)	the loan is deferred and not paid upon collecting by the Trustee;
d)	fails to provide as requested by the Principal or the Trustee or provides false financial statements and other materials;
e)	is involved in significant litigation or arbitration proceeding or other legal proceeding disputes;

Article 37 Where the Principal fails to pay handling fee, to pay security, litigation and other expenses on time, the Trustee is entitled to directly deduct from the account of the Principal or directly deduct from the loan principal and interest repaid by the Borrower.

Chapter Six Miscellaneous

Article 38 Service of contract. All the notices or directions hereunder shall be served in written form. When it is sent by hand delivery or mail, the date of signing the receipt is the date of service; when it is sent by fax, the date receiving the fax reply of the other party is the date of service.

Article 39 Contract modification and termination. After this contract takes effect, any party of the Principal, the Trustee and the Borrower needs to modify the terms and conditions of this contract, which is to be resolved through consultation by the three parties conditional on without breaching the clauses agreed in the Agency Agreement on Entrusted Loan 2010 Qing Entrust No.001 between the Principal and the Borrower and the items listed in Notice on Entrusted Loan presented by the Principal on        Year        Month       Day and the laws and regulation of the state. If the guarantors are involved, written consents of the guarantors are required.

Article 40 Contract dispute resolution. Any dispute arising from performance hereof shall be resolved by the parties through consultation. If consultation fails, the parties agree to choose the following (Two) method:

(One) to submit to arbitration by                 arbitration commission;

(Two) to bring a lawsuit with the people’s court where the Trustee is situated.

Article 41 Other items agreed by the Principal, the Trustee and the Borrower (this clause shall not be contrary to other clauses and shall not affect the substantial rights and obligations relationship among the parties):

The parties hereof mutually agree as follows: As for security of this loan, the Principal shall conclude mortgage contract and pledge contract with the mortgagor and the Pledgor (Heilongjiang TYALS Co., Ltd.); shall conclude suretyship contract with Tongliao Tongyu Aluminum Industry Joint-stock Co., Ltd., and conclude suretyship contract with Wang Yuhu the legal representative of Heilongjiang TYALS Co., Ltd and deal with relevant formalities.

Article 42 Matters not touched upon herein. The matters not touched upon herein shall be implemented according to the provisions of relevant laws and regulations and banking rules of the People’s Republic of China.

Article 43 Contract Effectiveness. This contract shall take effect on the date this contract is signed and sealed by the legal representatives or authorized agents of legal representatives of the Principal, the Trustee and the Borrower. This contract shall automatically terminate after the Borrower repays all loan hereunder.

Article 44 Components of this Contract. Notice on Entrusted Loan, Loan Receipt, Security Agreement, supplementary clauses of Loan Contract modified upon agreement of the parties and others relevant to this Contract shall constitute integral part hereof and be of equally authenticity.

Article 45 Number of Copies of this Contract. This Contract is made in triplicate, the Principal, the Trustee and the Borrower shall each hold one copy.

The Principal (common seal)

Legal Representative or Authorized Agent (signature) Liu Xueli

Seal: Daqing Industrial and Commercial Guarantee Co., Ltd

The Trustee (common seal)

Legal Representative or Authorized Agent (signature) Zhao Jianguo

Seal: Industrial and Commercial Bank of China Limited Daqing Branch

The Borrower (common seal)

Legal Representative or Authorized Agent (signature) Wang Yuhu

Seal: Heilongjiang TYALS Co., Ltd.